EXHIBIT 99.1
RELEASE

MultiPlan Reports Third Quarter 2023 Results
–Q3 2023 Revenues of $242.8 million, Net Loss of $24.1 million, and Adjusted EBITDA of $152.3 million
–Identified potential medical cost savings of approximately $5.8 billion in Q3 2023, up 2% from Q2 2023 and up 7% from Q3 2022
–Repurchased an additional $46.1 million in face value of our 5.75% Senior Unsecured Notes in the open market in Q3 2023
NEW YORK, NY — November 7, 2023 — MultiPlan Corporation (“MultiPlan” or the “Company”) (NYSE: MPLN), a leading value-added provider of data analytics and technology-enabled end-to-end cost management, payment and revenue integrity solutions to the U.S. healthcare industry, today reported financial results for the third quarter ended September 30, 2023.
“The third quarter results continued to track to our plan for the year and our expectation for growth in the second half of 2023,” said Dale White, CEO of MultiPlan. “We delivered sequential growth in revenues, with flat Adjusted EBITDA reflecting accelerated investments in new products for the core business and in our new Data & Decision Science Services line. As a result, we remain on track to deliver on our full-year 2023 guidance.”

“Moreover, we continued to make excellent progress on our Growth Plan during the third quarter, with a number of new product launches delivered on or ahead of schedule,” said Mr. White. “Following the expansion of our HST platform with the launch of our Balance Bill ProtectionTM product in the second quarter, during the third quarter we launched our Pro PricerTM product to enhance our core out-of-network services, and we broadened our service offerings with the launches of our PlanOptixTM price transparency product and B2B healthcare payment service. Importantly, these 2023 product initiatives are already driving an expansion of our pipeline of new business and positioning us to deliver growth in 2024 and beyond.”

“We also continued to make progress on our capital allocation plan during the third quarter,” said Mr. White. “Specifically, we continued to focus on debt retirement by repurchasing our 5.75% Senior Unsecured Notes in the open market, contributing to the reduction of the face value of our debt by $333 million over the last four quarters.”

Mr. White concluded, “The progress we made in the third quarter speaks to our unwavering focus on executing our longer-term plan, outlined at our Investor Day in June, to transform our business and unlock the value of our franchise, by leveraging the enormous strength of our platform, expanding our products and services, accelerating our growth, diversifying our revenues, and improving our capital structure.”

Business and Financial Highlights
•Revenues of $242.8 million for Q3 2023, a decrease of 3.1%, compared to revenues of $250.5 million for Q3 2022. Benefits Science Technologies (BST) contributed $3.6 million to revenues in Q3 2023.
•Net loss of $24.1 million for Q3 2023, compared to net income of $19.7 million for Q3 2022.
•Adjusted EBITDA of $152.3 million for Q3 2023, compared to Adjusted EBITDA of $172.2 million for Q3 2022.
•Net cash provided by operating activities of $72.1 million for Q3 2023, compared to net cash provided by operating activities of $109.0 million for Q3 2022.

•Free Cash Flow of $49.7 million for Q3 2023, compared to Free Cash Flow of $88.2 million for Q3 2022.
•In Q3 2023, the Company used $35.0 million of cash to repurchase $46.1 million face value of its 5.75% Senior Unsecured Notes in the open market. The Company ended Q3 2023 with $101.3 million of unrestricted cash and cash equivalents on the balance sheet.
•The Company processed approximately $42.5 billion in claim charges during the third quarter of 2023, identifying potential medical cost savings of approximately $5.8 billion.
2023 Financial Guidance1
The Company is updating its Full Year 2023 guidance for revenues and Adjusted EBITDA, as detailed in the table below. All other guidance items remain unchanged.

Financial Metric	Prior FY 2023 Guidance	Revised FY 2023 Guidance
Revenues	$950 million to $980 million	$960 million to $970 million
Adjusted EBITDA[1]	$615 million to $635 million	$615 million to $625 million
Interest expense	$325 million to $335 million
Cash flow from operations[2]	$160 million to $190 million
Capital expenditures	$110 million to $120 million
Depreciation	$70 million to $75 million
Amortization of intangible assets	$340 million to $345 million
Effective tax rate	25% to 28%
The Company anticipates Q4 2023 revenues between $240 million and $250 million and Adjusted EBITDA1 between $155 million and $165 million.
Conference Call Information
The Company will host a conference call today, Tuesday, November 7, 2023 at 8:00 a.m. U.S. Eastern Time (ET) to discuss its financial results. Investors and analysts are encouraged to pre-register for the conference call by using the link below. Participants who pre-register will receive access details via email. Pre-registration may be completed at any time up to and following the call start time.
To pre-register, go to:https://www.netroadshow.com/events/login?show=c7ea7a97&confId=55851
A live webcast of the conference call can be accessed through the Investor Relations section of the Company’s website at investors.multiplan.com/events-and-presentations. Participants should join the webcast ten minutes prior to the start of the conference call. The earnings press release and a supplemental slide deck will also be available on this section of the Company’s website.
For those unable to listen to the live conference call, a replay will be available approximately two hours after the call through the archived webcast on the Investor Relations section of the Company’s website or by dialing (866) 813-9403 or (929) 458-6194. The replay access code is 475386.
1 We have not reconciled the forward-looking Adjusted EBITDA guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses, and certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.
2 Cash flow from operations guidance includes the impact of approximately $22 million that MultiPlan paid in Q1 2023 in connection with the settlement of our previously disclosed Delaware stockholder litigation.

About MultiPlan
MultiPlan is committed to helping healthcare payors manage the cost of care, improve their competitiveness, and inspire positive change. Leveraging sophisticated technology, data analytics, and a team rich with industry experience, MultiPlan interprets customers needs and customizes innovative solutions that combine its payment and revenue integrity, network-based, and analytics-based services. MultiPlan is a trusted partner to over 700 healthcare payors in the commercial health, government, and property and casualty markets. For more information, visit www.multiplan.com.

Investor Relations Contact
Luke Montgomery, CFA
SVP, Finance & Investor Relations
MultiPlan
866-909-7427
investor@multiplan.com
Shawna Gasik
AVP, Investor Relations
MultiPlan
866-909-7427
investor@multiplan.com

Forward Looking Statements

This press release includes statements that express our management’s opinions, expectations, beliefs, plans, objectives, assumptions, or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements”. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “forecasts,” “intends,” “plans,” “may,” “will,” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this press release, including the discussion of 2023 outlook and guidance, plans to expand or enhance the Company’s products and service lines, capital allocation strategies, and the long-term prospects of the Company. Such forward-looking statements are based on available current market information and management’s expectations, beliefs and forecasts concerning future events impacting the business. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that these forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These factors include: the ongoing COVID-19 pandemic and its related effects on our results of operations, financial performance, liquidity or other financial metrics; loss of our customers, particularly our largest customers; trends in the U.S. healthcare system, including recent trends of unknown duration of reduced healthcare utilization and increased patient financial responsibility for services; inability to preserve or increase our existing market share or the size of our preferred provider networks; effects of competition; effects of pricing pressure; the inability of our customers to pay for our services; decreases in discounts from providers; the loss of our existing relationships with providers; the loss of key members of our management team or inability to maintain sufficient qualified personnel; pressure to limit access to preferred provider networks; the ability to achieve the goals of our strategic plans and recognize the anticipated strategic, operational, growth and efficiency benefits when expected; our ability to enter new lines of business and broaden the scope of our services; our ability to identify, complete and successfully integrate acquisitions; our ability to obtain additional financing; changes in our industry and in industry standards and technology; interruptions or security breaches of our information technology systems and other cybersecurity attacks; our ability to protect proprietary information, processes and applications; our ability to maintain the licenses or rights of use for the software we use; our inability to expand our network infrastructure; changes in accounting principles or the incurrence of impairment charges; our ability to remediate any material weaknesses or maintain effective internal controls over financial reporting; our ability to continue to attract, motivate and retain a large number of skilled employees, and adapt to the effects of inflationary pressure on wages; changes in our regulatory environment, including healthcare law and regulations; the expansion of privacy and security laws; heightened enforcement activity by government agencies; our ability to pay interest and principal on our notes and other indebtedness; lowering or withdrawal of our credit ratings; the possibility that we may be adversely affected by other political, economic, business, and/or competitive factors; adverse outcomes related to litigation or governmental proceedings; other factors disclosed in our Securities and Exchange Commission (“SEC”) filings from time to time, including, without limitation, those factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and our Quarterly Report for the quarter and the six months ended June 30, 2023; and other factors beyond our control. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

There can be no assurance that future developments affecting our business will be those that we have anticipated. Forward-looking statements speak only as of the date made.

We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Free Cash Flow, Unlevered Free Cash Flow and Adjusted Cash Conversion Ratio. A non-GAAP financial measure is generally defined as a numerical measure of a company’s financial or operating performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Free Cash Flow, Unlevered Free Cash Flow and Adjusted Cash Conversion Ratio are supplemental measures of MultiPlan’s performance that are not required by or presented in accordance with GAAP. These measures are not measurements of our financial or operating performance under GAAP, have limitations as analytical tools and should not be considered in isolation or as an alternative to net income, cash flows or any other measures of performance prepared in accordance with GAAP.

EBITDA represents net income before interest expense, interest income, income tax provision, depreciation, amortization of intangible assets, and non-income taxes. Adjusted EBITDA is EBITDA as further adjusted by certain items as described in the table below.

In addition, in evaluating EBITDA and Adjusted EBITDA you should be aware that, in the future, we may incur expenses similar to the adjustments in the presentation of EBITDA and Adjusted EBITDA. The presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. The calculations of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Based on our industry and debt financing experience, we believe that EBITDA and Adjusted EBITDA are customarily used by investors, analysts and other interested parties to provide useful information regarding a company’s ability to service and/or incur indebtedness.

We also believe that Adjusted EBITDA is useful to investors and analysts in assessing our operating performance during the periods these charges were incurred on a consistent basis with the periods during which these charges were not incurred. Both EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider either in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of the limitations are:

•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

•EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes; and

•Although depreciation and amortization are non-cash charges, the tangible assets being depreciated will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements.

MultiPlan’s presentation of Adjusted EBITDA should not be construed as an inference that our future results and financial position will be unaffected by unusual items.

Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, all as disclosed in the Statements of Cash Flows. Unlevered Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, plus cash interest paid, all as disclosed in the Statements of Cash Flows. Free Cash Flow and Unlevered Free Cash Flow are measures of our operational performance used by management to evaluate our business after purchases of property and equipment and, in the case of Unlevered Free Cash Flow, prior to the impact of our capital structure. Free Cash Flow and Unlevered Free Cash Flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, MultiPlan’s definitions of Free Cash Flow and Unlevered Free Cash Flow are limited, in that they do not represent residual cash flows available for discretionary expenditures, due to the fact that the measures do not deduct the payments required for debt service, in the case of Unlevered Free Cash Flow, and other contractual obligations or payments made for business acquisitions.

Adjusted Cash Conversion Ratio is defined as Unlevered Free Cash Flow divided by Adjusted EBITDA. MultiPlan believes that the presentation of the Adjusted Cash Conversion Ratio provides useful information to investors because it is a financial performance measure that shows how much of its Adjusted EBITDA MultiPlan converts into Unlevered Free Cash Flow.

MULTIPLAN CORPORATION
Unaudited Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$101,320	$334,046
Restricted cash	6,294	6,513
Trade accounts receivable, net	69,339	78,907
Prepaid expenses	16,270	22,244
Prepaid taxes	6,575	1,351
Other current assets, net	11,867	3,676
Total current assets	211,665	446,737
Property and equipment, net	255,786	232,835
Operating lease right-of-use assets	21,120	24,237
Goodwill	3,829,002	3,705,199
Other intangibles, net	2,719,177	2,940,201
Other assets, net	21,069	21,895
Total assets	$7,057,819	$7,371,104
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$14,402	$13,295
Accrued interest	76,488	57,982
Operating lease obligation, short-term	4,935	6,363
Current portion of long-term debt	13,250	13,250
Accrued compensation	33,260	34,568
Accrued legal contingencies	12,423	33,923
Other accrued expenses	16,929	16,463
Total current liabilities	171,687	175,844
Long-term debt	4,557,978	4,741,856
Operating lease obligation, long-term	18,541	20,894
Private Placement Warrants and Unvested Founder Shares	2,709	2,442
Deferred income taxes	552,220	639,498
Other liabilities	5,096	28
Total liabilities	5,308,231	5,580,562
Commitments and contingencies (Note 7)
Shareholders’ equity:
Shareholder interests
Preferred stock, $0.0001 par value — 10,000,000 shares authorized; no shares issued	—	—
Common stock, $0.0001 par value — 1,500,000,000 shares authorized; 667,386,715 and 666,290,344 issued; 649,486,255 and 639,172,938 shares outstanding	67	67
Additional paid-in capital	2,343,340	2,330,444
Accumulated other comprehensive income	382	—
Retained deficit	(467,916)	(347,800)
Treasury stock — 17,900,460 and 27,117,406 shares	(126,285)	(192,169)
Total shareholders’ equity	1,749,588	1,790,542
Total liabilities and shareholders’ equity	$7,057,819	$7,371,104

MULTIPLAN CORPORATION
Unaudited Condensed Consolidated Statements of (Loss) Income and Comprehensive (Loss) Income
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues	$242,804	$250,453	$717,389	$838,627
Costs of services (exclusive of depreciation and amortization of intangible assets shown below)	60,949	53,012	174,806	150,061
General and administrative expenses	36,779	58,434	107,996	131,107
Depreciation	19,586	17,481	56,693	51,248
Amortization of intangible assets	85,971	85,127	256,724	255,408
Total expenses	203,285	214,054	596,219	587,824
Operating income	39,519	36,399	121,170	250,803
Interest expense	84,300	77,087	250,203	221,228
Interest income	(1,505)	(886)	(7,110)	(944)
Gain on extinguishment of debt	(10,129)	—	(46,907)	—
Gain on investments	—	—	—	(289)
(Gain) loss on change in fair value of Private Placement Warrants and Unvested Founder Shares	(2,127)	(48,851)	267	(56,443)
Net (loss) income before taxes	(31,020)	9,049	(75,283)	87,251
(Benefit) provision for income taxes	(6,875)	(10,687)	(14,977)	10,025
Net (loss) income	$(24,145)	$19,736	$(60,306)	$77,226

Weighted average shares outstanding – Basic	646,443,806	639,073,949	643,855,782	638,859,792
Weighted average shares outstanding – Diluted	646,443,806	639,850,455	643,855,782	639,590,184

Net (loss) income per share – Basic	$(0.04)	$0.03	$(0.09)	$0.12
Net (loss) income per share – Diluted	$(0.04)	$0.03	$(0.09)	$0.12

Net (loss) income	(24,145)	19,736	(60,306)	77,226
Other comprehensive income:
Unrealized gain on interest rate swap, net of tax	382	—	382	—
Comprehensive (loss) income	$(23,763)	$19,736	$(59,924)	$77,226

MULTIPLAN CORPORATION
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2023	2022
Operating activities:
Net (loss) income	$(60,306)	$77,226
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	56,693	51,248
Amortization of intangible assets	256,724	255,408
Amortization of the right-of-use asset	4,329	4,924
Stock-based compensation	13,357	11,298
Deferred income taxes	(87,278)	(138,873)
Amortization of debt issuance costs and discounts	7,967	7,841
Gain on extinguishment of debt	(46,907)	—
Gain on equity investments	—	(289)
Loss on disposal of property and equipment	452	1,110
Loss (gain) on change in fair value of Private Placement Warrants and Unvested Founder Shares	267	(56,443)
Changes in assets and liabilities:
Accounts receivable, net	11,621	27,588
Prepaid expenses and other assets	(759)	13,764
Prepaid taxes	(5,224)	5,064
Operating lease obligation	(5,041)	(4,844)
Accounts payable, accrued expenses, legal contingencies and other	(1,877)	89,653
Net cash provided by operating activities	144,018	344,675
Investing activities:
Purchases of property and equipment	(77,509)	(64,209)
Proceeds from sale of investment	—	289
Purchase of equity investments	—	(15,000)
BST Acquisition, net of cash acquired	(140,940)	—
Net cash used in investing activities	(218,449)	(78,920)
Financing activities:
Repurchase of 5.750% Notes	(134,975)	—
Repayments of Term Loan B	(9,938)	(9,938)
Taxes paid on settlement of vested share awards	(461)	(2,376)
Purchase of treasury stock	(13,140)	—
Net cash used in financing activities	(158,514)	(12,314)
Net (decrease) increase in cash, cash equivalents and restricted cash	(232,945)	253,441
Cash, cash equivalents and restricted cash at beginning of period	340,559	188,379
Cash, cash equivalents and restricted cash at end of period	$107,614	$441,820

Cash and cash equivalents	$101,320	$439,123
Restricted cash	6,294	2,697
Cash, cash equivalents and restricted cash at end of period	$107,614	$441,820

Noncash investing and financing activities:
Purchases of property and equipment not yet paid	$7,319	$6,315
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$—	$2,258
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$(223,640)	$(187,834)
Income taxes, net of refunds	$(78,582)	$(104,693)

MULTIPLAN CORPORATION
Calculation of EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022

Net income (loss)	$(24,145)	$19,736	$(60,306)	$77,226
Adjustments:
Interest expense	84,300	77,087	250,203	221,228
Interest income	(1,505)	(886)	(7,110)	(944)
(Benefit) provision for income taxes	(6,875)	(10,687)	(14,977)	10,025
Depreciation	19,586	17,481	56,693	51,248
Amortization of intangible assets	85,971	85,127	256,724	255,408
Non-income taxes	669	76	1,672	1,069
EBITDA	$158,001	$187,934	$482,899	$615,260
Adjustments:
Other expenses, net(1)	521	553	759	2,206
Integration expenses	891	1,066	2,722	3,762
Change in fair value of Private Placement Warrants and unvested founder shares	(2,127)	(48,851)	267	(56,443)
Transaction-related expenses	269	27,408	8,105	31,420
Gain on extinguishment of debt	(10,129)	—	(46,907)	—
Gain on investments	—	—	—	(289)
Stock-based compensation	4,835	4,064	13,357	11,298
Adjusted EBITDA	$152,261	$172,174	$461,202	$607,214
(1) "Other expenses, net" represent miscellaneous non-recurring income, miscellaneous non-recurring expense, gain or loss on disposal of assets, impairment of other assets, gain or loss on disposal of leases, tax penalties, and non-integration related severance costs.

Calculation of Unlevered Free Cash Flow and Adjusted Cash Conversion Ratio

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022

Net cash provided by operating activities	$72,118	$109,036	$144,018	$344,675
Purchases of property and equipment	(22,414)	(20,810)	(77,509)	(64,209)
Free Cash Flow	49,704	88,226	66,509	280,466
Interest paid	62,156	48,821	223,640	187,834
Unlevered Free Cash Flow	$111,860	$137,047	$290,149	$468,300

Adjusted EBITDA	$152,261	$172,174	$461,202	$607,214
Adjusted Cash Conversion Ratio	73%	80%	63%	77%

Net cash used in investing activities	$(22,060)	(20,810)	$(218,449)	$(78,920)
Net cash used in financing activities	$(38,338)	(3,493)	$(158,514)	$(12,314)